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                                                                    Exhibit 4.11

                              CERTIFICATE OF TRUST
                                       OF
                            PARTNERRE CAPITAL TRUST I

     This Certificate of Trust of PartnerRe Capital Trust I (the "Trust"), dated as of October 1, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.).
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     1.   Name. The name of the business trust formed hereby is PartnerRe
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Capital Trust I.

     2.   Delaware Trustee. The name and business address of the trustee of the
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Trust with a principal place of business in the State of Delaware is Chase
Manhattan Bank USA, National Association, 500 Stanton Christiana Road, OPS4--3/rd/ Floor, Newark, Delaware 19173.

     3.   Effective Date. This Certificate of Trust shall be effective upon
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filing with the Secretary of the State of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                    THE CHASE MANHATTAN BANK, as
                                    Property Trustee


                                    By: /s/ W.B. Dodge
                                       -----------------------------------
                                       Name: W.B. Dodge
                                       Title: Vice President


                                    CHASE MANHATTAN BANK USA,
                                    NATIONAL ASSOCIATION, as Delaware
                                    Trustee


                                    By:  /s/ Denis Kelly
                                       -----------------------------------
                                       Name: Denis Kelly
                                       Title: Assistant Vice President


                                    Administrative Trustee


                                    /s/ Albert Benchimol
                                    --------------------------------------
                                    Albert Benchimol, not in his individual
                                    capacity but solely as trustee of the Trust


                                    Administrative Trustee


                                    /s/ Christine Patton
                                    --------------------------------------
                                    Christine Patton, not in her individual
                                    capacity but solely as trustee of the Trust